Exhibit 99.1

SemiLEDs Reports Third Quarter of Fiscal Year 2012

Financial Results

Hsinchu, Taiwan (July 10, 2012) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” a developer and manufacturer of LED chips and LED components, today announced its financial results for the third quarter of fiscal year 2012, ended May 31, 2012. Revenue for the third quarter of fiscal 2012 was $9.2 million, a 64% increase compared to $5.6 million in the third quarter of fiscal 2011.

“While we have been prudent in our spending this past year, we have continued to invest in research and development. We are excited about the prospects for our recently announced Enhanced Vertical (EV) LED product series. These products, which we are introducing globally, increase our addressable market and are the foundation for future revenue growth. We have already received interest and have some customers that have begun the evaluation process,” said Trung Doan, Chairman and CEO of SemiLEDs. “We look forward to announcing more innovative products in the months to come that will further strengthen our position in the market place,” concluded Doan.

GAAP net loss attributable to SemiLEDs stockholders for the third quarter of fiscal 2012 was $10.0 million, or a net loss of $0.36 per diluted share, compared to GAAP net loss attributable to SemiLEDs stockholders of $5.1 million, or a net loss of $0.19 per diluted share, for the third quarter of fiscal 2011. On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for the third quarter of fiscal 2012 was $8.0 million, or a net loss of $0.29 per diluted share, compared to non-GAAP net loss attributable to SemiLEDs stockholders of $4.3 million, or a net loss of $0.16 per diluted share, for the third quarter of fiscal 2011.

GAAP gross margin for the third quarter of fiscal 2012 was negative 11%, compared with positive gross margin for the third quarter of fiscal 2011 of 9%. Operating margin for the third quarter of fiscal 2012 was negative 87%, compared with negative 70% in the third quarter of fiscal 2011.  Margins were negatively impacted in the third quarter of fiscal 2012 by excess capacity charge of $1.6 million and a provision for potential litigation settlement of $1.5 million.

The Company’s cash and cash equivalents were $62.9 million at the end of the third quarter of fiscal 2012, compared to the second quarter ending balance of $66.4 million. Cash used in operating activities was $2.5 million in the third quarter of fiscal 2012.

Conference Call Information

SemiLEDs will discuss these financial results in a conference call today at 8:00 a.m. Eastern Daylight Time (8:00 p.m. Tuesday, July 10, 2012, China Standard Time). The public is invited to listen to a live webcast of the conference call on the Investors section of the Company’s website at http://investors.semileds.com/events.cfm.

A replay of the webcast will be available on the Investors section of the Company’s website approximately three hours after the conclusion of the call and remain available for approximately 90 calendar days.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting. SemiLEDs sells blue, green and ultraviolet (UV) LED chips under the MvpLED brand.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following items required to be included by GAAP: non-cash stock-based compensation charges, provision for potential litigation settlement, and the related tax effect of the applicable items, if any. In addition to the non-GAAP financial measures discussed above, SemiLEDs also uses free cash flow as a measure of operating performance. Free cash flow represents cash provided by operating activities less capital expenditures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of future revenues, income, margins or other financial information; any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statements regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

David Young

Chief Financial Officer

SemiLEDs Corporation

415-471-2700

investor@semileds.com

Erica Mannion

Investor Relations

Sapphire Investor Relations, LLC

415-471-2700

investor@semileds.com

SEMILEDS CORPORATION

Unaudited Consolidated Balance Sheets

(In thousands of U.S. dollars)

	May 31, 2012	August 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$62,945	$83,619
Accounts receivable, net	4,218	4,655
Accounts receivable from related parties	1,177	825
Inventories	14,861	16,217
Prepaid expenses and other current assets	1,565	1,542
Total current assets	84,766	106,858
Property, plant and equipment, net	54,329	51,804
Intangible assets, net	1,604	1,853
Goodwill	1,075	1,106
Investments in unconsolidated entities	10,574	15,579
Other assets	1,269	1,126
TOTAL ASSETS	$153,617	$178,326
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Notes payable to banks	$1,585	$972
Current installments of long-term debt	966	981
Accounts payable	5,028	4,464
Accrued expenses and other current liabilities	7,001	7,361
Deferred income, current portion	51	51
Total current liabilities	14,631	13,829
Long-term debt, excluding current installments	5,211	6,105
Deferred income, net of current portion	403	441
Total liabilities	20,245	20,375
Commitments and contingencies
EQUITY:
SemiLEDs stockholders’ equity
Common stock	—	—
Additional paid-in capital	166,566	164,370
Accumulated other comprehensive income	5,499	6,982
Accumulated deficit	(39,812)	(14,974)
Total SemiLEDs stockholders’ equity	132,253	156,378
Noncontrolling interests	1,119	1,573
Total equity	133,372	157,951
TOTAL LIABILITIES AND EQUITY	$153,617	$178,326

SEMILEDS CORPORATION

Unaudited Consolidated Statements of Operations

(In thousands of U.S. dollars and shares, except per share data)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2012	2011	2012	2011
Revenues, net	$9,178	$5,600	$23,830	$28,573
Cost of revenues	10,232	5,124	26,428	19,128
Gross profit (loss)	(1,054)	476	(2,598)	9,445
Operating expenses:
Research and development	2,223	1,041	5,935	2,226
Selling, general and administrative	3,205	3,329	10,155	6,814
Provision for potential litigation settlement	1,500	—	1,500	—
Total operating expenses	6,928	4,370	17,590	9,040
Income (loss) from operations	(7,982)	(3,894)	(20,188)	405
Other income (expenses):
Equity in losses from unconsolidated entities, net	(2,173)	(1,105)	(4,875)	(2,002)
Interest income (expenses), net	(6)	8	10	10
Other income, net	49	39	144	83
Foreign currency transaction gain (loss), net	10	(181)	(338)	(920)
Total other expenses, net	(2,120)	(1,239)	(5,059)	(2,829)
Loss before income taxes	(10,102)	(5,133)	(25,247)	(2,424)
Income tax expense (benefit)	—	(10)	—	47
Net loss	(10,102)	(5,123)	(25,247)	(2,471)
Less: Net loss attributable to noncontrolling interests	(99)	—	(409)	—
Net loss attributable to SemiLEDs stockholders	$(10,003)	$(5,123)	$(24,838)	$(2,471)
Net loss attributable to SemiLEDs common stockholders:
Basic	$(10,003)	$(5,123)	$(24,838)	$(5,541)
Diluted	$(10,003)	$(5,123)	$(24,838)	$(5,541)
Net loss per share attributable to SemiLEDs common stockholders:
Basic	$(0.36)	$(0.19)	$(0.91)	$(0.28)
Diluted	$(0.36)	$(0.19)	$(0.91)	$(0.28)
Shares used in computing net loss per share attributable to SemiLEDs common stockholders:
Basic	27,481	27,256	27,389	20,021
Diluted	27,481	27,256	27,389	20,021

SEMILEDS CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(In thousands of U.S. dollars, except for per share data)

	Three Months Ended May 31,		Nine Months Ended May 31,
Non-GAAP Net Loss	2012	2011	2012	2011

GAAP net loss attributable to SemiLEDs stockholders	$(10,003)	$(5,123)	$(24,838)	$(2,471)
Adjustments:
Stock-based compensation expense	498	848	2,114	1,388
Provision for potential litigation settlement	1,500	0	1,500	0
Income tax effect	0	0	0	0
Non-GAAP net loss attributable to SemiLEDs stockholders	$(8,005)	$(4,275)	$(21,224)	$(1,083)

Diluted net loss per share attributable to SemiLEDs common stockholders:
GAAP net loss	$(0.36)	$(0.19)	$(0.91)	$(0.28)
Non-GAAP net loss	$(0.29)	$(0.16)	$(0.77)	$(0.21)

	Three Months Ended May 31,		Nine Months Ended May 31,
Free Cash Flow	2012	2011	2012	2011

Net cash used in operating activities	$(2,534)	$(3,304)	$(10,537)	$(25)
Less: Capital expenditures	1,252	4,866	10,351	16,490
Total free cash flows	$(3,786)	$(8,170)	$(20,888)	$(16,515)